EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Penson Worldwide, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 24 day of May, 2006.

TCV V, L.P.

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

TCV MEMBER FUND, L.P.

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

TECHNOLOGY CROSSOVER MANAGEMENT V, L.L.C.

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

JOHN L. DREW

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

JAY C. HOAG

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

RICHARD H. KIMBALL

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

JON Q. REYNOLDS JR.

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

WILLIAM J. G. GRIFFITH IV

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory

HENRY J. FEINBERG

By:	/s/ Carla S. Newell

Name: Carla S. Newell
Its: Authorized Signatory